Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of April 5, 2024 (the “Effective Date”) by and among Protara Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on the signature pages hereto, severally and not jointly (each a “Purchaser” and together the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 8 hereof.

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”); and

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, (i) up to 9,143,380 shares of Common Stock, par value $0.001 (the “Common Stock”) at a purchase price equal to the $4.150 per share (the “Purchase Price”), (ii) for certain Purchasers who have elected to purchase in lieu of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,700,000 shares of Common Stock (the “Pre-Funded Warrant Shares”) with an exercise price equal to $0.001 per Pre-Funded Warrant Share for the Purchase Price less such exercise price, and (iii) warrants accompanying the Common Stock and the Pre-Funded Warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 10,843,380 shares of Common Stock, with an exercise price equal to $5.25 per Common Warrant Share (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”), each in accordance with the terms and provisions of this Agreement.

WHEREAS, the Company has engaged Guggenheim Securities, LLC and Oppenheimer & Co. as its exclusive placement agents (the “Placement Agents”) for the offering of the Securities (as defined below) on a “best efforts” basis.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Authorization of Securities.

1.01 The Company has authorized the sale and issuance of shares of Common Stock and the Warrants on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock and the Warrants sold hereunder at the Closing (as defined below) and the Warrant Shares shall be referred to as the “Securities.”

Section 2. Sale and Purchase of the Securities.

2.01 Closing Securities. Upon the terms and subject to the conditions herein contained, the Company agrees to sell and issue to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a closing, subject to the satisfaction or waiver of the closing conditions set forth in Section 6 (the “Closing” and the date of the Closing, the “Closing Date”) to occur remotely by electronic exchange of documents on the third full Business Day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Purchasers and the Company (the “Expected Closing Date”), (i) (A) that number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”) under the heading “Common Stock”, subject to adjustment for any stock split, reverse stock split or similar recapitalization transaction effected after the date hereof and prior to the Closing, in accordance with Section 9.17 hereof (the “Closing Shares”) for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Closing Shares Purchase Amount”) and/or (B) a Pre-Funded Warrant to purchase up to the number of Pre-Funded Warrant Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Pre-Funded Warrant Shares” for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Pre-Funded Warrant Purchase Amount”) and (ii) a Common Warrant to purchase up to the number of Common Warrant Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Common Warrant Shares” for the purchase price to be paid by each Purchaser set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Common Warrant Purchase Amount” and together with the Closing Shares Purchase Amount and the Pre-Funded Warrant Purchase Amount, the “Purchase Amount”), in each case without any deduction for or on account of any tax, withholding, charges or set-off.

2.02 At or prior to the Closing, each Purchaser will pay the applicable purchase price set forth opposite such Purchaser’s name on the Schedule of Purchasers by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers prior to the Closing. In the event the Closing does not occur within three Business Days after the Expected Closing Date, the Company shall promptly upon each Purchaser’s request (but no later than one Business Day thereafter) return the Purchase Amount to each respective Purchaser by wire transfer of United States dollars in immediately available funds to the account specified by each Purchaser, and any book entries for the Closing Shares shall be deemed cancelled and the applicable Warrant shall be of no force or effect; provided that, unless this Agreement has been terminated pursuant to Section 9.13 hereof, such return of funds shall not terminate this Agreement or relieve the Company of its obligations to issue and sell, or of each Purchaser to purchase the Shares and the Warrants at the Closing; provided that, the Company shall not be obligated to issue and sell the Shares and deliver the Warrants to each Purchaser unless such Purchaser pays the applicable Purchase Amount, at which time the Shares shall be issued and the applicable Warrant shall be of full force and effect.

2.03 At the Closing, the Company shall issue to each Purchaser (or the funds and accounts designated by such Purchaser if so designated by such Purchaser, or its nominee in accordance with its delivery instructions) or to a custodian designated by such Purchaser, as applicable, (i) (A) the applicable number of Closing Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Closing Shares, unless otherwise determined by the Company, shall be uncertificated, with record ownership reflected only in the register of shareholders of the Company and/or (B) a Pre-Funded Warrant registered in the name of such Purchaser (or its nominee in accordance with such purchaser’s delivery instructions) evidencing the number of Pre-Funded Warrant Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Pre-Funded Warrant Shares,” free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and bearing the legend set forth in Section 7.01 and (ii) a Common Warrant registered in the name of such Purchaser (or its nominee in accordance with such purchaser’s delivery instructions) evidencing the number of Common Warrant Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers under the heading “Common Warrant Shares,” free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and bearing the legend set forth in Section 7.01.

Section 3. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company that the statements contained in this Section 3 are true and correct as of the Effective Date, and will be true and correct as of the Closing:

3.01 Validity. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability or similar actions, as applicable, on the part of such Purchaser. This Agreement has been duly executed and delivered by the Purchaser and (assuming that this Agreement constitutes the valid and binding obligation of the Company) constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.02 Brokers. There is no broker, investment banker, financial advisor, finder or other individual or entity (a “Person”) which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

3.03 Investment Representations and Warranties. The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the 1933 Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of an investment in the Securities and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation.

3.04 Acquisition for Own Account; No Control Intent. The Purchaser is acquiring the Securities for its own account for investment and not with a view towards distribution in a manner which would violate the 1933 Act or any applicable state or other securities laws. The Purchaser is not party to any agreement providing for or contemplating the distribution of any of the Securities. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

3.05 No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement. The purchase of the Securities by the Purchaser has not been solicited by or through anyone other than the Company or, on the Company’s behalf, the Placement Agents.

3.06 Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship, if such a loss should occur.

3.07 Accredited Investor; No Bad Actor; Retail Customer. The Purchaser is, and on each date on which it exercises any Warrants, will be an “accredited investor” as that term is defined in Rule 501(a) under the 1933 Act and an “institutional account” within the meaning of Rule 4512 of the Financial Industry Regulatory Authority. The Purchaser is not a “retail customer” as defined in Regulation Best Interest. The Purchaser has delivered a completed copy of the Investor Questionnaire in the form attached hereto as Exhibit A, and the answers thereto are true and correct.

3.08 Access to Information. The Purchaser has been given access to Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Securities. The Purchaser understands that an investment in the Securities bears significant risk and represents that it has reviewed the SEC Reports, which serve to qualify certain of the Company representations set forth below. In making its decision to purchase the Securities, the Purchaser represents and warrants that it has relied solely upon an independent investigation made by the Purchaser, the SEC Reports, and the representations, warranties and covenants of the Company contained in this Agreement. Without limiting the generality of the foregoing, the Purchaser has not relied on any statement, representation or warranty made by any Person (including, without limitation, the Company, the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the SEC Reports and the representations and warranties of the Company contained in this Agreement in making its decision to purchase the Securities. The Purchaser has not relied on the business or legal advice of the Placement Agents or any of their respective agents, counsel or Affiliates in making its investment decision hereunder. The Purchaser hereby acknowledges and agrees that (a) the Placement Agents are acting solely as the agents of the Company in this placement of the Securities and are not acting as underwriters or in any other capacity and are not and shall not be construed as fiduciaries for the Purchaser, the Company or any other person or entity in connection with this placement of the Securities, and (b) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement. Notwithstanding the foregoing or anything else to the contrary contained herein, neither the due diligence investigation conducted by the Purchaser in connection with making its decision to purchase the Securities nor any representation or warranty made by the Purchaser herein shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained herein, taking into account any cautionary statements with respect to forward-looking statements, risk factors, and other disclaimers.

3.09 Restricted Securities. The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the 1933 Act and that under such laws and applicable regulations such Securities may be resold or transferred without registration under the 1933 Act only in certain limited circumstances. The Purchaser hereby agrees not to reoffer or resell the Securities except pursuant to an exemption from registration under the 1933 Act or pursuant to an effective registration statement thereunder.

3.10 Short Sales. Between the time the Purchaser learned about the offering contemplated by this Agreement from the Company, the Placement Agents or any other person and the public announcement of the offering, the Purchaser has not engaged in any short sales (as defined in Rule 200 of Regulation SHO under the 1934 Act (“Short Sales”)) or similar transactions with respect to the Common Stock or any securities exchangeable or convertible for Common Stock, nor has the Purchaser, directly or indirectly, caused any Person to engage in any Short Sales or similar transactions with respect to the Common Stock.

3.11 Tax and Other Advisors. The Purchaser has had the opportunity to review with the Purchaser’s own tax advisors the federal, state and local tax consequences of its purchase of the Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers, where applicable, and the transactions contemplated by this Agreement. The Purchaser is relying solely on the Purchaser’s own determination as to tax consequences or the advice of such tax advisors and not on any statements or representations of the Company or any of its agents and understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Except for the SEC Reports and the representations, warranties and agreements of the Company expressly set forth in this Agreement, the Purchaser is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transactions contemplated by this Agreement, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters.

3.12 Sanctions. The Purchaser represents and warrants that none of the Purchaser, any of its subsidiaries, or, to the knowledge of the Purchaser, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Purchaser is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Purchaser or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

Section 4. Representations and Warranties by the Company. Except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the 1934 Act (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed under the 1933 Act, the “SEC Reports”), which disclosures serve to qualify these representations and warranties by the Company to the Purchaser in their entirety, the Company represents and warrants to the Purchasers and the Placement Agents that the statements contained in this Section 4 are true and correct as of the date hereof, and will be true and correct as of the Closing:

4.01 SEC Reports. The Company has timely filed or furnished all of the reports, schedules, forms, statements and other documents required to be filed or furnished by the Company with the Commission pursuant to the reporting requirements of the 1933 Act and 1934 Act for the two years preceding the date of this Agreement. The SEC Reports, at the time they were filed or furnished with the Commission, (i) complied as to form in all material respects with the requirements of the 1933 Act or 1934 Act, as applicable, and (ii) did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporate Finance of the SEC with respect to any of the SEC Filings as of the date hereof. The registration contemplated by the Registration Rights Agreements meets the transaction requirements for use of Form S-3 under the 1933 Act and in connection therewith, the Company meets the issuer requirements for the use of such form.

4.02 Independent Accountants. The accountants who certified the audited consolidated financial statements of the Company included in the SEC Reports are independent public accountants as required by the 1933 Act, the 1934 Act and the 1934 Act Regulations, and the Public Company Accounting Oversight Board.

4.03 Financial Statements. The consolidated financial statements included or incorporated by reference in the SEC Reports, together with the related notes, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes. Except as disclosed in the SEC Reports (including in the financial statements included therein) and the obligations and fees incurred in connection with the transactions described herein, the Company has not incurred any liabilities, contingent or otherwise, other than those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

4.04 No Material Adverse Change in Business. Since December 31, 2023, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (except for any such material adverse change that is solely as a result of the execution and performance of this Agreement, and the discussions, negotiations and the transactions related thereto, including any actions by the Purchasers or their Affiliates) and there has not been any change, condition, effect, event, circumstance, occurrence, result, state of facts or development (each, an “Effect”) that, singly or in the aggregate with any other Effect, has had or would reasonably be expected to have a materially adverse effect on (a) the business, condition (financial or otherwise), general affairs, management, assets, liabilities, operations, results of operations, earnings, prospects, properties, stockholders’ equity or financial performance of the Company or (b) the ability or legal authority of the Company to perform its obligations under and to consummate the transactions contemplated by this Agreement, including the issuance and sale of the Securities to be issued on the Closing Date (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated in this Agreement, which are material with respect to the Company and its subsidiaries considered as one enterprise, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iv) there has been no satisfaction or discharge of any material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business, (v) there has been no wavier, not in the ordinary course of business, by the Company of a material right or a material debt owed to it, (vi) the Company has not sold any material assets, singly or in the aggregate, outside of the ordinary course of business, (vii) the Company has not made any material change in or material amendment to, modification of or wavier of any material right under, or termination of any material contract, (viii) the Company has not experienced the loss of services of any executive officer (as defined in Rule 405 under the 1933 Act) and (ix) there has not been any other event or condition that has had or would reasonably be expected to have a Material Adverse Effect. The Company has not taken any steps to seek protection pursuant to any bankruptcy law. The Company is not, as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at Closing, will not be Insolvent (as defined below). For the purposes of this Section 4.04, “Insolvent” means, with respect to the Company, (x) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total indebtedness, (y) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (z) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.05 Good Standing of the Company. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted or as proposed to be conducted and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

4.06 Good Standing of Subsidiaries. Each subsidiary of the Company is duly incorporated or organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

4.07 Capitalization. The Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act, other than pursuant to the exercise or settlement of employee stock options or other awards under the Company’s stock option plans and pursuant to the conversion or exercise of common stock equivalents outstanding as of the date of the most recently filed periodic report under the 1934 Act. There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no material contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the date hereof, 11,433,837 shares of Common Stock are issued and outstanding and 7,991.541 shares of Preferred Stock are issued and outstanding. The Preferred Stock is convertible into an aggregate of 7,993,217 shares of Common Stock. As of the date hereof, there are an aggregate of 5,075,683 shares reserved for issuance under the Company’s equity plans, including (i) 4,272,884 shares reserved for issuance under the Company’s Amended and Restated 2014 Equity Incentive Plan, as amended, (ii) 46,112 shares issuable under the Company’s 2014 Employee Stock Purchase Plan, (iii) 600,000 shares reserved for issuance under the Company’s 2020 Inducement Plan and (iv) 156,687 shares reserved for issuance under the Company’s 2017 Equity Incentive Plan. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company which have not been waived. Except as disclosed in the SEC Reports, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Warrants will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights (including a rights distribution under any “poison pill” plan or similar arrangement) which have not been waived. Other than the Common Stock and Preferred Stock, there are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), are included in the SEC Reports, and the Company shall not amend or otherwise modify the Certificate of Incorporation or Bylaws prior to the Closing. Except as disclosed in the SEC Reports and as disclosed in reports filed with the Commission pursuant to Section 16 of the 1934 Act by any director or officer of the Company or beneficial owner of greater than 10% of a class of the Company’s registered equity securities, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them.

4.08 Validity. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery by the Purchasers of this Agreement, this Agreement (upon delivery will have been) executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.09 Issuance of Securities. The Closing Shares and the Warrants are duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable (in the case of the Closing Shares), and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders. The Warrant Shares have been duly and validly authorized and, when issued in accordance with the terms of the Warrants (including the payment of any exercise price therefor), will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Warrants or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.

4.10 Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, bylaws or similar organizational document, except, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, bond, debenture, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument or evidence of indebtedness to any lease, license, franchise, permit, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (including any National Exchange) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the certificate of incorporation, bylaws or similar organizational document of the Company or any of its subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) for such violations as would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

4.11 Absence of Proceedings. There is no action, suit, proceeding, formal inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, any Company director or officer or any of its subsidiaries, which would reasonably be expected to singly or in the aggregate with all other such actions, suits, proceedings, inquiries or investigations result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

4.12 Absence of Further Requirements. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 3 hereof, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance, sale and delivery of the Securities (including, the issuance of Warrant Shares upon exercise of the Warrants) hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained, as may be required to list the Common Stock on the Nasdaq Capital Market (“Nasdaq”), as may be required under securities or “Blue Sky” laws in the states and other jurisdictions in which the Securities are offered and/or sold (which compliance will be effected by the Company in accordance with such laws), and the 8-K Filing (as defined below). The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registrations, applications or filings described in this Section 4.12.

4.13 Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

4.14 Title to Property. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have title to all tangible personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the SEC Reports, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. The Company and each of its subsidiaries are in compliance with such leases, except as would not result in a Material Adverse Effect.

4.15 Intellectual Property. The Company and its subsidiaries own or possess the right to use all patents, patent applications, inventions, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information or procedures), trademarks, service marks, trade names, domain names, copyrights (including rights in software), and other intellectual property, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) used by or necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future as described in the SEC Reports and, to the knowledge of the Company, neither the Company nor any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or its subsidiaries have received any heretofore unresolved communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other Person. Neither the Company nor any of its subsidiaries has received any communication or notice (in each case that has not been resolved) alleging that by conducting their business as described in the SEC Reports, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other Person. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or its subsidiaries which would reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets. None of the Intellectual Property owned or used by the Company or its subsidiaries misappropriates the trade secrets or confidential information of any Person, or violates any contractual obligation binding on the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective officers, directors or employees, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All Intellectual Property owned or exclusively licensed by the Company or its subsidiaries is free and clear of all liens, encumbrances, defects or other restrictions (other than non-exclusive licenses granted in the ordinary course of business), except those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Governmental Entity, nor has the Company or any of its subsidiaries entered into or become a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Intellectual Property.

4.16 Company IT System. The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”), except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, (ii) are free from bugs, errors or other defects, (iii) have not malfunctioned, crashed, failed, experienced denial of service attacks or continued substandard performance or other adverse events, and (iv) do not contain any malicious code. The Company and its subsidiaries have implemented commercially reasonable anti-malware, anti-virus, backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

4.17 Cybersecurity; Data Security. Except as would not reasonably be expected to have a Material Adverse Effect, (A) there has been no loss, damage, misuse or unauthorized use, access, modification, destruction, disclosure, security breach or other compromise of or relating to the Company IT Systems; (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any such security breach or other compromise of the Company IT Systems; (C) the Company and its subsidiaries have implemented policies and procedures with respect to the Company IT Systems that are reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (D) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority with jurisdiction and contractual obligations relating to the privacy and security of the Company IT Systems and to the protection of the Company IT Systems from unauthorized use, access, misappropriation or modification. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability, continuous operation, redundancy and security of all Company IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws (as defined in Section 4.18). To the knowledge of the Company and except as would not reasonably be expected to have a Material Adverse Effect, during the past three (3) years, there have been no breaches, outages or unauthorized uses of or accesses to the Company IT Systems, Confidential Data, and Personal Data.

4.18 Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including, in each case to the extent applicable, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), the California Consumer Privacy Act, and the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, materially comply with, and take reasonable steps designed to ensure material compliance with their policies and procedures relating to data privacy and security, and the Processing of Personal Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since January 1, 2022 provided accurate notice of its Privacy Statements then in effect to its clients, employees, third party vendors and representatives where such notice is required by Privacy Laws. None of the disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further represents that neither it nor any of its subsidiaries, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) has received written notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

4.19 Environmental Laws. The Company and each of its subsidiaries are in compliance with and since January 1, 2022 have complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in such compliance that, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received since January 1, 2022 (or prior to that time, which is pending and unresolved), any written notice or other communication (in writing or otherwise), whether from a Governmental Entity or other Person, that alleges that the Company or any of its subsidiaries is not in compliance with or has liability pursuant to any Environmental Law and, to the knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company’s or any of its subsidiaries’ compliance in any material respects with any Environmental Law, except where such failure to comply or such liability would not reasonably be expected to have a Material Adverse Effect. No current or (during the time a prior property was leased or controlled by the Company or any of its subsidiaries) prior property leased or controlled by the Company or any of its subsidiaries has had a release of or exposure to Hazardous Materials in violation of Environmental Law, except as would not reasonably be expected to have a Material Adverse Effect.

4.20 Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences and the interactive data in eXtensible Business Reporting Language incorporated in the SEC Reports is accurate. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that (A) information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and (B) material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

4.21 Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply.

4.22 Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, all such tax returns were correct and complete in all material respects and have been prepared in material compliance with all applicable law and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. Subject to exceptions as would not have been material, to the knowledge of the Company, no claim has ever been made by a Governmental Entity in a jurisdiction where the Company does not file tax returns that the Company is subject to taxation by that jurisdiction. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof pursuant to applicable foreign state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect and has paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries and except where the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

4.23 Employee Relations. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its subsidiaries, exists or, to the knowledge of the Company, is threatened or imminent. No executive officer of the Company (as defined in Rule 501(f) promulgated under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant involving or otherwise affecting such executive officer’s relationship with the Company, and the continued employment of each such executive officer does not subject the Company to any material liability with respect to any of the foregoing matters.

4.24 ERISA. Except as would not reasonably be expected to have a Material Adverse Effect: (i) at no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or had any liability or obligation in respect of any Employee Benefit Plan subject to Title IV of ERISA or Section 412 of the Code, any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA, (ii) no “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, or other post-termination benefits except to the extent such benefit is fully insured or as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and (iii) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code. Each Employee Benefit Plan intended to be qualified under Code Section 40l(a) has a favorable determination or opinion letter from the Internal Revenue Service (the “IRS”) upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and no event has occurred and no facts or circumstances exist that could reasonably be expected to result in the loss of qualification or tax exemption of any such Employee Benefit Plan. The Company does not have any Foreign Benefit Plans. The Company does not have any obligations under any collective bargaining agreement with any union. As used in this Section 4.24, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including all equity and equity-based, severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director, independent contractor or other service provider of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the subsidiaries or (y) the Company or any of the subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o), with respect to any Person, each business or entity under “common control” with such Person within the meaning of Section 4001(a)(l4) of ERISA; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America and which is not subject to United States law.

4.25 Insurance. The Company and the subsidiaries carry or are entitled to the benefits of insurance, with recognized, financially sound and reputable insurers, in such amounts and with such deductibles and covering such risks as is adequate and customary for the conduct of their respective businesses and the value of their respective properties and assets, including policies covering real or personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and natural disasters and policies covering the Company for product liability claims and clinical trial liability claims existing as of the date hereof, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of the subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been unable to obtain any material insurance coverage which it has sought or for which it has applied.

4.26 Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

4.27 No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-corruption laws, including, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of any applicable anti-corruption laws, and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

4.28 Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.29 No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Company or any of its subsidiaries is a Person currently the subject or target of Sanctions, nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or knowingly indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or the business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in violation by any Person of Sanctions. The Company and its subsidiaries have conducted their businesses in compliance in all material respects with laws relating to Sanctions and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

4.30 Regulatory Matters. Except as would not, singly or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any FDA Form 483, notice of adverse finding, warning letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company and each of its subsidiaries is in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company and each of its subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company or any of its subsidiaries that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) neither the Company nor any of its subsidiaries has received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity is threatening or is considering such action; and (vi) the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

4.31 Research, Studies and Tests. The research, nonclinical and clinical studies and tests conducted by, or to the knowledge of the Company, or on behalf of the Company and its subsidiaries have been and, if still pending, are being conducted with reasonable care and in all material respects in accordance with experimental protocols, procedures and controls pursuant to all Applicable Laws and Authorizations; the descriptions of the results of such research, nonclinical and clinical studies and tests contained in the SEC Reports are accurate and complete in all material respects and fairly present in all material respects the data derived from such research, nonclinical and clinical studies and tests; the Company is not aware of any research, nonclinical or clinical studies or tests, the results of which the Company believes reasonably call into question the research, nonclinical or clinical study or test results described or referred to in the SEC Reports and/or to be reported in the 8-K Filing to be filed concurrently with the announcement of the transactions contemplated hereby when viewed in the context in which such results are described; and neither the Company nor, to the knowledge of the Company, any of its subsidiaries has received any notices or correspondence from any Governmental Entity that will require the termination, suspension or material modification of any research, nonclinical or clinical study or test conducted by or on behalf of the Company or its subsidiaries, as applicable.

4.32 Contracts.

(a) Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Reports or to be filed as an exhibit to the SEC Reports under the 1934 Act and the 1934 Act Regulations (collectively, the “Material Contracts”) is so described, summarized or filed.

(b) The Material Contracts to which the Company or any of its subsidiaries is a party have been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitute the legal, valid and binding agreements of the Company or such subsidiary, enforceable by and against the Company and its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws. Neither the Company nor, to the knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any of the Material Contracts. Neither the Company nor, to the knowledge of the Company, any third party is in any material breach or default, or has received written notice of material breach or default, of any of the Material Contracts. To the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a material breach or default pursuant to any Material Contract by the Company, or, to the knowledge of the Company, any other party thereto, and, as of the date of this Agreement, the Company has not received written notice of the foregoing or from the counterparty to any Material Contract (or, to the knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Material Contract (whether as a result of a change of control or otherwise).

4.33 Compliance With Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any written notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

4.34 Private Placement. Neither the Company nor its subsidiaries, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration under the 1933 Act of the offer and sale of the Securities being sold pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof, the issuance and sale of the Securities is exempt from registration under the 1933 Act.

4.35 Registration Rights. Other than as required pursuant to the Registration Rights Agreement, the Subscription Agreement, dated as of September 23, 2019 by and among Proteon Therapeutics, Inc. and the purchasers party thereto and the Registration Rights Agreement, dated as of September 23, 2019 by and among Proteon Therapeutics, Inc. and the purchasers party thereto, the Company is presently not under any obligation, and has not granted any rights, to register under the 1933 Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired or been satisfied.

4.36 Price of Common Stock. The Company has not taken, and will not take, and no Person acting on its behalf has taken or will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has taken no action which would directly or indirectly violate Regulation M under the 1934 Act.

4.37 Nasdaq Compliance. The Company has not, in the previous twelve (12) months, received, nor is there any reasonable basis for, (i) written notice from Nasdaq that the Company is not in compliance with the listing or maintenance requirements of Nasdaq that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Nasdaq) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. Except as disclosed in the SEC Reports, the Company is in compliance with all listing and maintenance requirements of Nasdaq on the date hereof in all material respects.

4.38 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the 1933 Act.

4.39 No Additional Agreements. The Company has no other agreements or understandings (including side letters) with any other Person to purchase securities of the Company on terms more favorable than as set forth herein.

4.40 No General Solicitation. Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has, directly or indirectly, engaged in any general solicitation or general advertising with respect to the Securities.

4.41 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3 hereof, none of the Company, its Affiliates or, to the Company’s knowledge, any person acting on its or their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security (as defined in Section 2 of the 1933 Act) or solicited any offers to buy any security (as defined in Section 2 of the 1933 Act) under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(a)(2) of the 1933 Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any National Exchange on which any of the securities of the Company are listed or designated.

4.42 Brokers. Other than the Placement Agents, there is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company that is entitled to any fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company for fees of a type contemplated in this Section 4.42 that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

Section 5. Covenants.

5.01 Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement.

5.02 Disclosure of Transactions and Other Material Information. By 9:00 a.m. Eastern Time on the Business Day immediately following the date of the execution of this Agreement (or if this Agreement is executed between midnight and 6:00 a.m., Eastern Time, on any Business Day, no later than 9:01 a.m. on the date the Agreement is executed), the Company shall file a Current Report on Form 8-K describing (a) the terms and conditions of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching the Agreement, the Registration Rights Agreement and any press release issued by the Company in connection with the transactions contemplated hereby as exhibits to such filing and (b) all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement, including, without limitation, any material clinical or trial data (such filing, including all attachments, the “8-K Filing”); provided, that the Purchasers shall be given a reasonable opportunity to review and comment on the disclosure contained in the 8-K Filing prior to such filing. Subject to the foregoing, and other than the SEC Reports, any other filings required under the 1934 Act, any press releases issued by the Company in connection with the transactions contemplated hereby and any filings made pursuant to the Registration Rights Agreement, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby. Notwithstanding the foregoing, and unless otherwise agreed to in writing by the Company and the Purchasers, the Company shall not, and shall cause its officers, directors, affiliates, employees, agents and any other person, including the Placement Agents, acting at its direction or on its behalf not to publicly disclose the name of any Purchaser or an Affiliate or investment advisor of any Purchaser, or include the name of any Purchaser or an Affiliate or investment advisor of any Purchaser in any press release or, unless otherwise required by the Registration Rights Agreement, by applicable law or in connection with a dispute under this Agreement, any filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of such Purchaser, which shall not be unreasonably withheld. The Company represents and warrants that, from and after the filing of the 8-K Filing, no Purchaser shall be in possession of any material non-public information received from the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement related to the transactions contemplated hereby, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents (including the Placement Agents), on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. For the avoidance of doubt, no confidentiality or similar obligations under any agreement related to securities of the Company owned prior to the date hereof shall terminate as a result of the foregoing sentence. From and after the Business Day following the filing of the 8-K Filing, neither the Company nor its officers, directors, affiliates, employees, agents or any other person, including the Placement Agents, acting at its direction or on its behalf shall provide any material non-public information to any Purchaser, unless otherwise agreed to in writing by such Purchaser, except in the case of material non-public information provided to an observer of the Company’s board of directors or member of the Company’s board of directors who is affiliated with such Purchaser.

5.03 Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses. Notwithstanding the foregoing, the Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance, sale and delivery of the Securities to the Purchasers.

5.04 Listing. The Company shall promptly secure the listing of the Securities on the Nasdaq and each other National Exchange that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed. The Company shall use its reasonable best efforts to maintain the Company’s listing on a National Exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.04.

5.05 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares that are issuable upon the exercise of the Warrants.

5.06 Blue Sky Filings. The Company will take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Securities for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon the written request of the Purchasers.

5.07 Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchasers and their respective representatives, consultants and counsels for inspection, such information and documents as the Purchaser reasonably requests, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company; provided, however, that in no event shall the Company be required to disclose material nonpublic information or information that is qualified by privilege or that the Company reasonably determines to be competitively sensitive to the Purchasers, or to advisors to or representatives of the Purchasers.

5.08 Pledge of Securities. The Company acknowledges and agrees that a Purchaser’s Securities may be pledged by such Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement; provided that a Purchaser and its pledgee shall be required to comply with the provisions of this Agreement, including Section 5.08 hereof, in order to effect a sale, transfer or assignment of Securities to such pledgee.

5.09 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

5.10 Integration. None of the Company or its Affiliates shall, and the Company use its commercially reasonable efforts to ensure that no person acting on its or their behalf shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) under circumstances that would reasonably be expected to (i) eliminate the availability of the exemption from registration under Section 4(a)(2) of the 1933 Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including under the rules and regulations of any National Exchange on which any of the securities of the Company are listed or designated.

5.11 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the Purchasers. This provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of shares of Common Stock or otherwise.

Section 6. Conditions of Purchasers’ Obligations.

6.01 Conditions of the Purchasers’ Obligations at the Closing. The obligations of each Purchaser under Section 2 hereof are subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by each Purchaser in its absolute discretion, solely as to itself.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b) Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing.

(c) Opinion of Company Counsel. The Company shall have delivered to the Purchasers and the Placement Agents the opinion of Sullivan & Cromwell LLP, dated as of the Closing Date in the form and substance reasonably satisfactory to the Purchasers and the Placement Agents.

(d) Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 6.01(a), 6.01(b), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(m) and 6.01(n) of this Agreement have been fulfilled and the condition specified in Section 6.01(o) will be fulfilled.

(e) Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Certificate of Incorporation of the Company; (ii) the Bylaws of the Company; and (iii) resolutions of the Board of Directors (or an authorized committee thereof) approving this Agreement and the transactions contemplated by this Agreement.

(f) Listing Requirements. The Company’s Common Stock (i) shall be listed on the Nasdaq and (ii) shall not have been suspended, as of the Closing, by the Commission or the Nasdaq.

(g) Listing of Additional Shares Notification. The Company shall have filed with Nasdaq a Listing of Additional Shares notification form for the listing of the Securities. No objection shall have been raised by Nasdaq with respect to the consummation of the transactions contemplated by this Agreement.

(h) Qualification under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement.

(i) No Material Adverse Effect. There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(j) Consents and Waivers. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by this Agreement, including the waiver of any applicable registration rights that could affect the rights of the Purchaser hereunder, all of which shall be in full force and effect.

(k) Registration Rights Agreement. The Company shall have delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), executed by the parties thereto, to the Purchasers.

(l) Lock-Up Agreements. The Company shall have executed a Lock-Up Agreement substantially in the form attached hereto as Exhibit C and the executive officers and directors of the Company shall have executed a Lock-Up Agreement substantially in the form attached hereto as Exhibit D.

(m) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity that prohibits the consummation of any of the transactions contemplated by this Agreement.

(n) Transfer Agent Materials. The Company shall have furnished all required materials to its transfer agent to reflect the issuance of the Securities at the Closing and the Company shall have furnished all required materials to its transfer agent to reflect the issuance of the Securities.

(o) Minimum Number of Shares at Closing. A minimum of 10,843,380 shares of Common Stock (taking into account Pre-Funded Warrant Shares underlying the Pre-Funded Warrants) must be sold by the Company at the Closing under this Agreement.

6.02 Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment, at or prior to the applicable Closing, of all of the following conditions, any of which may be waived in whole or in part by the Company in its absolute discretion.

(a) Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing (except to the extent expressly made as of an earlier date in which case as of such earlier date).

(b) Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Entity that prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 7. Transfer Restrictions; Restrictive Legend.

7.01 Transfer Restrictions. The Purchasers understand that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by a certificate or opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer does not result in a violation of the 1933 Act, unless such transfer is covered by an effective registration statement or is exempt from the registration requirements of the 1933 Act by Rule 144 or Rule 144A under the 1933 Act. It is understood that the certificates or book entry positions on the books and records of the Company’s transfer agent evidencing the Securities may bear substantially the following legend:

“THE OFFER AND SALE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A VALID EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.”

Section 8. Definitions. Unless the context otherwise requires, the terms defined in this Section 8 shall have the meanings specified for all purposes of this Agreement. All accounting terms used in this Agreement, whether or not defined in this Section 8, shall be construed in accordance with GAAP and such accounting terms shall be determined on a consolidated basis for the Company and each of its subsidiaries.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 rules and regulations promulgated under the 1934 Act.

“Business Day” means any day other than (a) Saturday, Sunday or (b) other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, that Lincoln’s Birthday (February 12) and Election Day shall not be excluded from the definition of Business Day by virtue of this clause (b).

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Governmental Authorization” means any: (a) permit, license, certificate, certification, franchise, permission, approval, exemption, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any law; or (b) right under any contract with any Governmental Entity.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including crude oil or any fraction thereof, and petroleum products or by-products.

“National Exchange” means each of the following, together with any successor thereto: the NYSE American, The New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Global Select Market and the NASDAQ Capital Market.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

Section 9. Miscellaneous.

9.01 Waivers and Amendments. Upon the approval of the Company and the unanimous written consent of the Purchasers, the obligations of the Company and the rights of the Purchasers under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely); provided that the waiver or amendment of the conditions to closing set forth in Section 6.01 with respect to any Purchaser shall only require the consent of such Purchaser. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing executed by the Company and each of the Purchasers.

9.02 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered: (a) when delivered, if delivered personally, (b) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, or (d) on the date of transmission, if such notices or communication is delivered via electronic mail at the e-mail address specified in this Section 9.02 prior to 5:00 p.m., New York City time, on a Business Day or (e) the next Business Day after the date of transmission, if such notice or communication is delivered by electronic mail at the e-mail address specified in this Section 9.02 on a day that is not a Business Day or after 5:00 p.m., New York City time, on any Business Day, in each case to the intended recipient as set forth below, with respect to the Company, and to the addresses set forth on the Schedule of Purchasers with respect to the Purchasers; provided, in the cases of clauses (d) and (e), that notice shall not be deemed given or effective if the sender receives an bounce-back or other automatic system generated response that such electronic mail was undeliverable. The addresses for such notices and communications shall be as follows:

If to the Company:

Protara Therapeutics, Inc.
345 Park Avenue South
New York, NY 10010
Attention: Jesse Shefferman; Mary Grendell
Email: jesse.shefferman@protaratx.com; mary.grendell@protaratx.com with copies (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Robert W. Downes; Matthew B. Goodman
Email: downesr@sullcrom.com; goodmanm@sullcrom.com

or at such other address as the Company or each Purchaser may specify by written notice to the other parties hereto in accordance with this Section 9.02.

9.03 Cumulative Remedies. As it relates to the period prior to the Closing, none of the rights, powers or remedies conferred upon the Purchasers on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise. Each of the Purchasers and the Company acknowledges and agrees that, in view of the uniqueness of the securities referenced herein, with respect to the period prior to the Closing, money damages will not provide an adequate remedy at law if this Agreement is not performed in accordance with its terms in all respects, and therefore agrees that, in addition to being entitled to exercise all rights provided hereunder or granted by law, including recovery of damages (money or otherwise), each of the Purchasers and the Company is entitled to specific performance under this Agreement, without the requirement of either proving the inadequacy of monetary damages as a remedy (or irreparable harm) or the posting of a bond. The parties hereby agree to waive in any action for specific performance of any obligation the defense that a remedy at law would be inadequate as it relates to the period prior to the Closing.

9.04 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of each Purchaser and the successors of the Company, whether so expressed or not. None of the parties hereto may assign its rights or obligations hereof without the prior written consent of the Company, except that a Purchaser may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates (provided each such Affiliate agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 3 hereof). This Agreement shall not inure to the benefit of or be enforceable by any other Person.

9.05 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

9.06 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity, except (a) the Placement Agents are the intended third-party beneficiaries of (i) the representations and warranties of the Company and Purchasers in Section 3 and Section 4, respectively, and (ii) Section 5, Section 6.01, this Section 9.06, and Section 10 and (b) the Indemnified Parties are intended third party beneficiaries.

9.07 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the City of New York and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

9.08 Survival. The representations and warranties of the Company and the Purchasers contained in Sections 3 and 4, and the agreements and covenants set forth in Sections 5 and 9 shall survive the Closing for the applicable statute of limitations (unless such covenant or agreement terminates earlier, including covenants which, by their terms, terminate at Closing) in accordance with their respective terms. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.09 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

9.10 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding the foregoing or anything to the contrary in this Agreement, and subject to Section 5.02, this Agreement shall not supersede any confidentiality or other non-disclosure agreements that may be in place between the Company and any Purchaser as of the date hereof.

9.11 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

9.12 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to Purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, material, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement. Nothing contained herein, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement and any other documents or agreements contemplated hereunder. The Company has elected to provide all Purchasers with the same terms for the convenience of the Company and not because it was required or requested to do so by any Purchaser. It is expressly understood that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. For reasons of administrative convenience only, Purchasers and their respective counsels may choose to communicate with the Company through Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Placement Agents. Each Purchaser acknowledges that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has not rendered legal advice to such Purchaser in connection with the transactions contemplated hereby, and that each such Purchaser has relied for such matters on the advice of its own respective counsel.

9.13 Termination. This Agreement shall terminate and be void and of no further force and effect, and all obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of the Company and each of the Purchasers, (b) if any of the conditions of Closing set forth in Section 6 or are not capable of being satisfied and, have not been waived by the party or parties entitled to grant such waiver, and as a result thereof, the transactions contemplated by this Agreement will not be and are not consummated, or (c) if the Closing has not occurred on or before April 30, 2024, other than as a Willful Breach of a Purchaser’s obligations hereunder; provided, however, that nothing herein shall relieve any party to this Agreement of any liability for common law fraud or for any Willful Breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. “Willful Breach” means a deliberate act or deliberate failure to act, taken with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement.

9.14 Arm’s Length Transactions. The Company acknowledges and agrees that (i) the transactions described in this Agreement are an arm’s-length commercial transaction between the parties, (ii) the Purchasers have not assumed nor will they assume an advisory or fiduciary responsibility in the Company’s favor with respect to any of the transactions contemplated by this Agreement or the process leading thereto, and the Purchasers have no obligation to the Company with respect to the transactions contemplated by this Agreement except those obligations expressly set forth in this Agreement, (iii) any advice given by any of the Purchasers or any of their respective representatives or agents in connection with the transactions described in this Agreement is merely incidental to such Purchaser’s purchase of its Securities, and (iv) the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

9.15 Interpretation. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the word “or” is not exclusive; the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. For purposes of Section 4, references to the Company shall be deemed to include the Company and its subsidiaries.

9.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to this Agreement or a Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.17 Adjustments in Share Numbers and Price. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference herein to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

9.18 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Section 10. Exculpation of the Placement Agents. Each party hereto agrees for the express benefit of the Placement Agents, its Affiliates and its representatives that:

10.01 Each Placement Agent is acting as placement agent for the Company solely in connection with the sale of the Securities and is not acting in any other capacity and is not and shall not be construed as a fiduciary for any Purchaser, or any other person or entity in connection with the sale of Securities.

10.02 Neither the Placement Agents nor any of its Affiliates or any of their respective representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) has made or will make any representation or warranty, express or implied, of any kind or character, and has not provided any recommendation in connection with the purchase or sale of the Securities; (iii) has any responsibilities as to the validity, accuracy, completeness, value or genuineness, as of any date, of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement, or in connection with any of the transactions contemplated by such agreement; or (iv) shall be liable or have any obligation (including for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by any Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise to any Purchaser or to any person claiming through such Purchaser, (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any engagement letter between the Company and the Placement Agents related to the purchase and sale of the Securities, (B) for anything which any of them may do or refrain from doing in connection with this Agreement, or (C) for anything otherwise in connection with the purchase and sale of the Securities.

Section 11. Indemnification.

11.01 Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers and their Affiliates, and each of their respective officers, directors, partners, principals, members, equity holders (whether regardless of whether such interests are held directly or indirectly), managers, portfolio managers, trustees, employees and agents and other representatives, investment advisors, predecessors, successors and assigns, subsidiaries, attorneys, advisors, in each case in their capacity as such, each person who controls any such Purchaser or an Affiliate thereof (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, principals, members, equity holders (regardless of whether such interests are held directly or indirectly), managers, trustees and employees and agents of each such controlling person in their capacity as such (each, an “Indemnified Party”), against any and all losses, claims, damages, liabilities, actions, suits, proceedings, investigations, inquiries or expenses (including fees, expenses and disbursements of external counsel and other documented out of pocket expenses) (collectively “Losses”), joint or several, that may be incurred by or award against such Indemnified Party or to which such Indemnified Party may become subject under the 1933 Act, the 1934 Act, or any other federal or state law or regulation (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, provided that such consent shall not be unreasonably withheld), insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on the breach of or inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are incurred by such Indemnified Party in connection with investigating, defending, preparing to defend, providing evidence in, preparing to serve or serving as a witness with respect to, settling, compromising or paying such Loss; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon such Indemnified Party’s bad faith, actual fraud, gross negligence or willful misconduct. No Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company, for or in connection with the transactions contemplated hereby, except to the extent such liability results from such Indemnified Party’s bad faith, actual fraud, gross negligence or willful misconduct. In no event, however, shall the Company or any Indemnified Party be liable on any theory of liability for any punitive or exemplary damages other than with respect to punitive or exemplary damages paid by an Indemnified Party. Each Indemnified Party shall make reasonable efforts to mitigate or minimize all Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder and, if an Indemnified Party fails to use commercially reasonable efforts to so mitigate any indemnifiable Losses under this sentence, the Indemnifying Party that would otherwise have an indemnity obligation hereunder with respect to such Losses shall have no liability for any portion of such Losses that reasonably would have been avoided or mitigated had the Indemnified Party made such efforts.

11.02 Indemnification Procedure. Promptly after any Indemnified Party has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third party, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the Company written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Company will not relieve the Company from any liability it may have to such Indemnified Party hereunder except to the extent that the Company is materially prejudiced in the defense of such indemnified claim by such failure. Such notice shall state the nature and the basis of such claim to the extent then known by such Indemnified Party. The Company shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Company pursues the same diligently and in good faith. If the Company undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Company and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include furnishing the Company with any books, records and other information reasonably requested by the Company and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Company. After the Company has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Company diligently pursues such defense, the Company shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Company has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party, (ii) the Company has agreed in writing to pay such fees or expenses or (iii) if either (x) the defendants in any such action include both the Indemnified Party and the Company and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Company or (y) the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Company, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Company as incurred (in which case, if such Indemnified Party notifies the Company in writing that such Indemnified Party elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). Notwithstanding any other provision of this Agreement, the Company shall not consent to entry of any judgment or settle any indemnified claim without the prior written consent of the Indemnified Party, unless such judgment or settlement thereof (i) imposes no liability or obligation on, (ii) includes a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified party in respect of such claim or litigation, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Party. No Indemnified Party shall be liable for any damages arising from the use by unauthorized persons of any information made available to the Indemnified Parties by or on behalf of the Company or its representatives through electronic, telecommunications or other information transmission systems that is intercepted by such persons.

11.03 Contribution. If the indemnification provided under this Section 11 from the Company is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Company, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Company and the Indemnified Party, as well as any other relevant equitable considerations; provided, however, that the liability of any Purchaser shall be limited to the net proceeds received by such Purchaser from the sale of Securities acquired hereunder. The relative fault of the Company and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of, the Company or such Indemnified Party, and the Company’s and such Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action (or, in the case of an omission, take such action). The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the foregoing limitations set forth in this Section 11, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 11.03 from any person who was not guilty of such fraudulent misrepresentation.

11.04 Exclusive Remedy. From and after the Closing, except in the case of fraud or willful misconduct, the sole recourse and exclusive remedy of the Purchasers against the Company, for any breaches or alleged breaches of any representations, warranties, covenants and agreements contained in this Agreement shall be to assert a claim for indemnification under the indemnification provisions of Section 11. In furtherance of the foregoing, the Purchasers and each of its respective Affiliates or representatives hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims, and causes of action it may have against the Company, its Affiliates or any of their representatives relating to the subject matter of this Agreement, other than its indemnification rights pursuant to Section 11.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

PROTARA THERAPEUTICS, INC.

By	/s/ Jesse Shefferman
Name:	Jesse Shefferman
Title:	President and Chief Executive Officer

[Signature page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed as of the Effective Date.

Acorn Bioventures, L.P.

By:	ACORN CAPITAL ADVISORS GP, LLC a Delaware limited liability company
Its:	General Partner

By	/s/ Anders Hove
Name:	Anders Hove
Title:	Managing Member

Acorn Bioventures 2, L.P.

By:	ACORN CAPITAL ADVISORS GP2, LLC a Delaware limited liability company
Its:	General Partner

By	/s/ Anders Hove
Name:	Anders Hove
Title:	Managing Member

667, L.P.

By:	BAKER BROS. ADVISORS LP, management company and investment advisor to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By:	BAKER BROS. ADVISORS LP, management company and investment advisor to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By	/s/ Scott Lessing
Name:	Scott Lessing
Title:	President

[Signature page to Subscription Agreement]

Boxer Capital, LLC

By	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

CITADEL CEMF INVESTMENTS LTD.
By: Citadel Advisors LLC, its portfolio manager

By	/s/ Christopher Ramsay
Name:	Christopher Ramsay
Title:	Authorized Signatory

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Healthcare Fund GP, LLC
Its:	General Partner

By	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

ARMISTICE CAPITAL MASTER FUND LTD.

By	/s/ Steven Boyd
Name:	Steven Boyd
Title:	CIO of Armistice Capital, LLC, the Investment Manager

AVR Select LLC

By	/s/ Paul Shanley
Name:	Paul Shanley
Title:	Managing Member

CATALIO NEXUS FUND IV, LP

By:	Catalio Nexus GP IV, LLC, its general partner

By	/s/ R. Jacob Vogelstein
Name:	R. Jacob Vogelstein
Title:	Manager and Member

[Signature page to Subscription Agreement]

CATALIO PUBLIC EQUITIES MASTER FUND, LP

By:	Catalio Public Equities Fund GP, LLC, its general partner

By	/s/ R. Jacob Vogelstein
Name:	R. Jacob Vogelstein
Title:	Managing Member

Empery Asset Master, LTD

By:	Empery Asset Management, LP, its authorized agent

By	/s/ Brett S. Director
Name:	Brett S. Director
Title:	General Counsel of Empery Asset Management, LP, its authorized agent

Empery Tax Efficient, LP

By:	Empery Asset Management, LP, its authorized agent

By	/s/ Brett S. Director
Name:	Brett S. Director
Title:	General Counsel of Empery Asset Management, LP, its authorized agent

Empery Tax Efficient III, LP

By:	Empery Asset Management, LP, its authorized agent

By	/s/ Brett S. Director
Name:	Brett S. Director
Title:	General Counsel of Empery Asset Management, LP, its authorized agent

CVI INVESTMENTS, INC.

By:	Heights Capital Management, Inc., its authorized agent

By	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	President

StemPoint Capital Master Fund LP

By	/s/ Sean Tan
Name:	Sean Tan
Title:	COO, CCO, Managing Partner

[Signature page to Subscription Agreement]

Superstring Capital Master Fund LP

By	/s/ Ting Guo
Name:	Ting Guo
Title:	Managing Partner

Superstring Private Opportunities Fund I LP

By	/s/ Ting Guo
Name:	Ting Guo
Title:	Managing Partner

Velan Capital Master Fund LP

By	/s/ Adam Morgan
Name:	Adam Morgan
Title:	Chief Investment Officer

Woodline Master Fund LP

By	/s/ Erin Mullen
Name:	Erin Mullen
Title:	GC & CCO of its investment adviser

[Signature page to Subscription Agreement]

Schedule of Purchasers

Exhibit A

Investor Questionnaire

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Company Lock-Up Agreement

Form of Lock-up

[●], 2024

Guggenheim Securities LLC

330 Madison Avenue

New York, NY 10017

Re: Protara Therapeutics, Inc.

Ladies and Gentlemen:

The undersigned, Protara Therapeutics, Inc., a Delaware corporation (the “Company”), is proposing a private placement (the “Placement”) of certain shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) and pre-funded warrants (the “Warrants”) to purchase certain shares of Common Stock (the “Warrant Shares”) for which you will act as placement agent (the “Placement Agent”).

Annex A sets forth definitions for capitalized terms used in this letter agreement (this “Letter Agreement”) that are not defined in the body of this Letter Agreement. Those definitions are part of this Letter Agreement.

In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of Guggenheim Securities LLC, the undersigned will not, during the period beginning on the date of the Subscription Agreement (the “Subscription Agreement”) governing the Placement and ending 90 days after the date of the Subscription Agreement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with respect to Common Stock or any security convertible into or exercisable or exchangeable for Common Stock or (4) publicly disclose the intention to do any of the foregoing described in clauses (1), (2) and (3) above, in each case other than:

(A)	the transactions contemplated by the Subscription Agreement, including the sale and issuance of the Shares and the Warrant Shares and the delivery of the Warrants,

(B)	grants of stock options, restricted stock, restricted stock units (“RSUs”), or other equity-based awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options, settlement of RSUs or otherwise), each pursuant to any equity incentive plan, stock ownership plan, dividend reinvestment plan or employment agreement or agreement related thereto of the Company described in the Company’s public filings,

(C)	issuances of Common Stock or securities convertible into or exercisable for Common Stock pursuant to the conversion or exchange of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof,

(D)	the adoption of a new equity incentive plan, and filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and the issuance of securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan); provided, that such new equity incentive plan satisfies the requirements of General Instruction A.1 of Form S-8 under the Securities Act,

(E)	repurchases of stock options, restricted stock, RSUs or other equity-based awards pursuant to any contractual arrangement in effect on the date of this Letter Agreement and described in the Company’s public filings that provides for the repurchase thereof in connection with the termination of services to the Company,

(F)	the filing of a registration statement pursuant to the Registration Rights Agreement, dated as of the date hereof by and among the Company and the purchasers party thereto, and

(G)	the issuance of, or entry into an agreement to issue, up to 10% of the outstanding shares of Common Stock or any Related Securities (as defined below) in connection with one or more mergers, acquisitions of securities, businesses, property or other assets or products, joint ventures, commercial relationships or other strategic corporate transactions or alliances. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

The undersigned acknowledges and agrees that the Placement Agent has not provided any recommendation or investment advice nor has the Placement Agent solicited any action from the undersigned with respect to the Placement of the shares of Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agent may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures in connection with the Placement, the Placement Agent is not making a recommendation to enter into this agreement, and nothing set forth in such disclosures is intended to suggest that the Placement Agent is making such a recommendation.

The undersigned understands that, if (i) either the Company or the Placement Agent notifies the other in writing that it does not intend to proceed with the Placement or (ii) the transactions consummated by the Subscription Agreement are not consummated by April 15, 2024, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Placement Agent is proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

Protara Therapeutics, Inc.

By:
Signature

Name of Authorized Signatory

Title of Authorized Signatory

Annex A

Certain Defined Terms Used in this Lock-up Agreement

For purposes of this Letter Agreement to which this Annex A is attached and of which it is made a part:

“Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).

“Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this Letter Agreement.

Exhibit D

Form of D&O Lock-Up Agreement

Form of Lock-up

Guggenheim Securities LLC

330 Madison Avenue

New York, NY 10017

Re:	Protara Therapeutics, Inc.

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of the common stock, par value $0.001 per share (the “Common Stock”) of Protara Therapeutics, Inc., a Delaware corporation (the “Company”) or securities convertible into or exchangeable or exercisable for shares of Common Stock. The Company is proposing a private placement (the “Placement”) of Common Stock (the “Securities”) for which you will act as placement agent (the “Placement Agent”). The undersigned recognizes that the Placement will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations.

Annex A sets forth definitions for capitalized terms used in this Letter Agreement (as defined below) that are not defined in the body of this Letter Agreement. Those definitions are part of this Letter Agreement.

In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of Guggenheim Securities LLC, the undersigned will not, during the period beginning on the date of this letter agreement (the “Letter Agreement”) and ending 90 days after the date of the Securities Purchase Agreement (the “Securities Purchase Agreement”) governing the Placement (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (and, for the avoidance of doubt, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any stockholders or registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit), or (4) publicly disclose the intention to do any of the foregoing described in clauses (1), (2) and (3) above, in each case other than:

(H)	transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts or for bona fide estate planning purposes including, without limitation, transfers to charitable organizations,

(I)	transfers or distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to (i) limited partners, members, stockholders or holders of similar equity interests in the undersigned or (ii) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, including without limitation any general partner, limited partner, managing member, manager, member, employee, officer or director of such entity or any trust for the benefit of any of the foregoing or any affiliate of the foregoing, or to any investment fund, or other entity controlled or managed by the undersigned or affiliates of the undersigned,

(J)	transactions relating to Common Stock or other securities acquired in the Placement or open market transactions after the completion of the Placement,

(K)	(i) transfers or dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock by will or intestacy or (ii) to any Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member,

(L)	transfers of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a domestic order, divorce decree or divorce settlement; provided, that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause; provided further, that in the case of a negotiated divorce settlement, such transferee agrees to be bound by the restrictions on transfer set forth herein,

(M)	the exercise of a warrant or the exercise of a stock option granted under a stock incentive plan described in the Company’s public filings for shares of Common Stock; provided, that the underlying Common Stock received by the undersigned shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement; provided further, that any public report or filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such conversion or exercise and no Common Stock was sold by the reporting person,

(N)	transfers or dispositions of restricted stock units to the Company pursuant to any contractual arrangement in effect on the date of this Letter Agreement and described in the Company’s public filings that provides for the repurchase of the undersigned’s Common Stock in connection with the termination of services to the Company; provided, that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the undersigned’s employment or other services,

(O)	the disposition of Common Stock to the Company, or the withholding of Common Stock by the Company, in a transaction exempt from Section 16(b) of the Exchange Act in connection with the vesting of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including by way of “net” or “cashless” exercise) granted under a stock incentive plan or pursuant to a contractual employment arrangement described in the Company’s public filings, insofar as such restricted stock units, options, warrants or other rights are outstanding as of the date hereof; provided, that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be voluntarily made during the Restricted Period, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights; provided, that if required, any public report or filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such disposition relates to the payment of taxes due with respect to such vesting of restricted stock units,

(P)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock (a “10b5-1 Plan”); provided, that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period; (ii) the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, during the first 30 days of the Restricted Period and (iii) to the extent a public announcement or filing under the Exchange Act is made regarding the establishment of such 10b5-1 Plan during the Restricted Period, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such 10b5-1 Plan during the Restricted Period, and

(Q)	pursuant to a bona fide third party tender offer for all outstanding Common Stock of the Company, merger, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a Change of Control of the Company (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any such transaction); provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Letter Agreement;

provided, that in the case of any transfer or distribution pursuant to clause (A), (B) or (D), each donee or distributee shall execute and deliver to the Placement Agent a lock-up letter in the form of this Letter Agreement; provided further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (D)(ii), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) or in the case of a transfer or disposition pursuant to clause (A) above, any Form 4 or Form 5 required to be filed under the Exchange Act will indicate by footnote disclosure or otherwise the nature of the transfer or the disposition; provided further, in the case of clauses (B) and (D)(ii), any such transfer shall not involve a disposition for value.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Placement Agent has not provided any recommendation or investment advice nor has the Placement Agent solicited any action from the undersigned with respect to the Placement of the shares of Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agent may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures in connection with the Placement, the Placement Agent is not making a recommendation to enter into this agreement, and nothing set forth in such disclosures is intended to suggest that the Placement Agent is making such a recommendation.

The undersigned understands that, if (i) either the Company or the Placement Agent notifies the other in writing that it does not intend to proceed with the Placement or (ii) the Securities Purchase Agreement does not become effective by April 15, 2024, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Placement Agent is proceeding with the Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)
(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Annex A

Certain Defined Terms Used in this Lock-up Agreement

For purposes of this Letter Agreement to which this Annex A is attached and of which it is made a part:

“Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).

“Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this Letter Agreement.